UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2018

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

(337) 235-2452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On June 15, 2018, PHI, Inc. (the “Company”, “PHI”, “our”, or “we”) announced its proposal to privately offer (the “Debt Offering”) up to $500 million aggregate principal amount of senior secured notes due 2023 (the “Notes”), subject to market and other conditions. In connection with the Debt Offering, beginning on June 18, 2018 we intend to provide certain information to potential investors, portions of which have not previously been publicly reported. Such information is hereby furnished in Exhibit 99.1 (which constitutes excerpts from a preliminary offering memorandum being disseminated in connection with the Debt Offering).

This Current Report on Form 8-K is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Notes sold to investors within the United States will be sold to persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) in reliance on such Rule 144A.

The information contained in this current report on Form 8-K, including the exhibit, is being “furnished” and shall not be deemed “filed” for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Securities Exchange Act of 1934, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01	Other Events

As previously announced, on June 15, 2018, we obtained commitment letters under which lenders have agreed to provide a $100 million senior secured term loan facility (the “Term Loan Facility”) and a $75 million senior secured asset-backed revolving credit facility (the “Revolving Credit Facility). The definitive documentation that will govern the Term Loan Facility and Revolving Credit Facility has not yet been finalized, and, accordingly, the actual terms of the debt financing provided thereunder may differ from those described below. We cannot provide you with any assurances that these other financing transactions will be completed on the terms described herein or at all.

Term Loan Facility

The Term Loan Facility will be provided by Tennenbaum Capital Partners, LLC pursuant to a commitment letter dated June 15, 2018. The Term Loan Facility will consist of a $100 million first lien senior secured term loan facility, which will mature 3 years after the closing of the Term Loan Facility. The consummation of the Term Loan Facility is subject to a number of factors, and there can be no guarantee that we will enter into the Term Loan Facility on the terms described herein or at all.

Guarantees and Security

Our obligations under the Term Loan Facility will be guaranteed, subject to certain exceptions, by all of our existing and future restricted subsidiaries that will guarantee our obligations under the Notes offered in the Debt Offering.

The Term Loan Facility will be secured by a first-priority security interest in the collateral securing the Notes, on a pari passu basis with the Notes.

Availability

Concurrently with the closing of Debt Offering, we intend to borrow the full amount available under the Term Loan Facility. The borrowings under the Term Loan Facility, together with the net proceeds of the Debt Offering and cash on hand, will be used, together with borrowings under our Revolving Credit Facility, (i) to fund our previously-announced pending tender offer for all $500 million aggregate principal amount of our outstanding 5.25% Senior Notes due 2019 (the “2019 Notes”) or to redeem promptly any of the 2019 Notes not purchased in the tender offer and (ii) to retire our current revolving credit facility (the “2013 Credit Facility”).

Interest Rates and Fees

The Term Loan Facility will bear interest on the unpaid principal amount at a rate equal to, at our option, either:

•	a base rate determined by reference to the highest of (i) the “U.S. Prime Lending Rate” as published in The Wall Street Journal, (ii) the federal funds effective rate and (iii) one-month LIBOR, adjusted for statutory reserve requirements, plus 1.00%, plus an applicable margin; or

•	a LIBOR rate determined by reference to the London interbank offered rate for U.S. dollars for the relevant interest period, adjusted for statutory reserve requirements, plus the applicable margin. The LIBOR rate will be subject to a 1.00% rate floor.

We expect that the initial applicable margin for borrowings under the Term Loan Facility will be 5.00% with respect to the base rate borrowings and 6.00% with respect to LIBOR borrowing.

We will pay customary fees and expenses in connection with obtaining the lender’s commitment letter and the commitments thereunder.

Prepayments

Amounts borrowed under the Term Loan Facility will amortize in equal quarterly installments, commencing with the first full fiscal quarter ending after the closing of the Term Loan Facility, in aggregate annual amounts equal to 1.00% of the original principal amount of the Term Loan Facility, with the balance payable on the maturity date of the Term Loan Facility.

We must prepay the Term Loan Facility, subject to exceptions and limitations, with:

•	the net cash proceeds of certain asset sales, subject to the same exceptions and thresholds applicable to the Notes (which prepayments will be pro rata between the Term Loan Facility and the Notes);

•	100% of the net cash proceeds from any issuance or incurrence of indebtedness (other than indebtedness permitted by the Term Loan Facility).

We may voluntarily prepay loans outstanding under the Term Loan Facility, in whole or in part, without premium or penalty (except as described below) in minimum amounts to be determined, at any time, subject to customary “breakage” costs with respect to LIBOR rate loans.

We will be required to pay a “prepayment premium” in connection with any voluntary prepayment or any mandatory prepayment of the Term Loan Facility equal to a percentage of the principal amount so prepaid as follows: (a) during the first year following the closing date of the Term Loan Facility, 3.0%, (b) during the second year following the closing date of the Term Loan Facility, 2.0%, and (c) during the third year following the closing date of the Term Loan Facility, 1.0%.

Covenants and Events of Default

The credit agreement that will govern the Term Loan Facility will contain the same negative covenants and events of default as are applicable to the Notes, except that a change of control of PHI will be an event of default under the Term Loan Facility.

The credit agreement that will govern the Term Loan Facility will contain a maintenance covenant relating to value of the aircraft collateral pledged thereunder which will be the same as the maintenance covenant for the Notes. The credit agreement that will govern the Term Loan Facility will also contain a maintenance covenant requiring us to maintain a minimum liquidity (defined as of the sum of (i) amount of all unrestricted cash of us and our restricted subsidiaries and (ii) the amount of all undrawn commitments under the Revolving Credit Facility that are then available to be drawn) of $25 million at all times.

The credit agreement will also contain certain customary affirmative covenants and representations and warranties.

Conditions to Term Loan Facility

The obligation of the lender to provide the Term Loan Facility is subject to certain conditions, including without limitation (i) the execution and delivery of definitive documentation with respect to the Term Loan Facility and any related agreements, (ii) the issuance of $500 million of Notes in connection with the consummation of the Debt Offering, and (iii) the effectiveness of the Revolving Credit Facility.

Revolving Credit Facility

Pursuant to a commitment letter dated June 15, 2018, we expect to receive a $75.0 million senior secured asset-based revolving line of credit facility from (i) UBS AG, Stamford Branch, and Royal Bank of Canada, both of which are affiliates of the Notes’ initial purchasers, and (ii) certain other lenders to be agreed upon. The Revolving Credit Facility will also include a $5.0 million subfacility available to the Australian and New Zealand subsidiaries of the Company. A portion of the Revolving Credit Facility will also be available for the issuance of letters of credit and the advance of swing line loans, each of which will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis. The consummation of the Revolving Credit Facility is subject to a number of conditions, and there can be no guarantee that we will enter into the Revolving Credit Facility on the terms described herein or at all.

Availability

Borrowings under the Revolving Credit Facility will be subject to the satisfaction of customary conditions, including (i) the absence of a legal prohibition to the borrowing or a default or event of default and (ii) the accuracy of representations and warranties in all material respects. Proceeds from loans under the Revolving Credit Facility drawn after the closing date of the transactions contemplated in the preliminary offering memorandum for the Debt Offering will be used for working capital and general corporate purposes.

The availability of funds to the borrowers located in each of the United States and Australia/New Zealand is subject to a borrowing base for that jurisdiction. The credit agreement provides that commitments under the Revolving Credit Facility may be increased at any time by an additional $50.0 million, subject to certain conditions.

Interest Rate and Fees

Borrowings under the Revolving Credit Facility will bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the highest of (i) the rate of interest per annum published from time to time by the Wall Street Journal, (ii) the Federal Funds open rate plus 0.5% and (iii) LIBOR for an interest period of one month plus 1.0% or (b) a LIBOR rate as adjusted for maximum statutory reserve requirements and subject to a “floor” of 0.00% per annum (“Adjusted LIBOR”). We expect that the initial applicable margin for borrowings under the Revolving Credit Facility will be 1.50% with respect to the base rate borrowings and 2.50% with respect to LIBOR borrowings. The applicable margin under the Revolving Credit Facility will be subject to step-downs based upon average excess availability (as a percentage of the commitments under the Revolving Credit Facility).

In addition to paying interest on outstanding principal under the Revolving Credit Facility, we will be required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee rate will be 0.375% when the aggregate amount of loans and letters of credit outstanding is less than or equal to 50% of the commitments under the Revolving Credit Facility and 0.25% per annum when the aggregate amount of loans and letters of credit outstanding is greater than 50% of the commitments under the Revolving Credit Facility. We will also be required to pay customary letter of credit fees.

We will pay a customary fee in connection with obtaining lenders’ commitment to establish the Revolving Credit Facility.

Prepayments and Commitment Reductions

We may voluntarily repay outstanding loans under the Revolving Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Maturity

Principal amounts outstanding under the Revolving Credit Facility are due and payable upon the earlier of (i) 5 years after the facility’s closing date and (ii) 90 days prior to the maturity of the Term Loan Facility.

Guarantees and Security

All obligations under the Revolving Credit Facility will be unconditionally guaranteed, subject to certain exceptions, by the Company and each of our existing and future domestic wholly-owned subsidiaries that are not borrowers thereunder. The Australian and New Zealand borrowers will not guarantee any obligations of the domestic borrowers; however, the domestic borrowers will guarantee the obligations of the Australian and New Zealand borrowers.

All obligations under the Revolving Credit Facility, and the guarantees of those obligations, will be secured by a first priority security interests in accounts receivable, inventory (other than any assets constituting collateral for the Notes), deposit accounts and securities accounts into which proceeds of accounts and inventory are deposited, related general intangibles and proceeds of the foregoing of the borrowers (collectively, the “ABL Collateral”), in each case, wherever located, now or hereafter owned, subject to such other exceptions as are agreed. The subfacility available to the Australian and New Zealand borrowers will be secured by the assets of the Australian and New Zealand borrowers and such assets will not secure any obligations of the domestic borrowers; however, the assets of the domestic borrowers will secure the obligations of the Australian and New Zealand borrowers. The Revolving Credit Facility will not have any security interests in the collateral securing the Notes or the Term Loan Facility, and the Term Loan Facility and the Notes will not have any security interests in the ABL Collateral.

Covenants and Events of Default

The credit agreement that will govern the Revolving Credit Facility will contain negative covenants and events of default customary to facilities of this type; provided that the credit agreement will include a ‘springing’ financial covenant set at a fixed charge coverage ratio of 1.1:1.0, which will become effective if the aggregate unused borrowing available under the Revolving Credit Facility is less than the greater of (i) $7.5 million and (ii) 10% of the lower of (a) the commitments under the Revolving Credit Facility and (b) the aggregate borrowing base. The credit agreement will also contain certain customary affirmative covenants.

Conditions to Revolving Credit Facility

The obligations of the lenders to enter into the Revolving Credit Facility is subject to certain conditions, including without limitation (i) the execution and delivery of definitive documentation with respect to the Revolving Credit Facility and any related agreements, (ii) the issuance of at least $500 million of Notes in connection with the consummation of the Debt Offering, and (iii) our borrowing of $100 million under the Term Loan Facility.

Forward-Looking Statements

All statements other than statements of historical fact contained in this current report on Form 8-K, including the exhibit hereto, are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. Forward-looking statements are based on a number of judgments and assumptions as of the date such statement are made about future events, many of which are beyond our control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks, uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. All of our forward-looking statements are qualified in their entirety by reference to our discussion of certain important factors that could cause our actual results to differ materially from those anticipated, estimated, projected or implied by us in those forward looking statements.

Factors that could cause our results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, PHI’s ability to consummate the Debt Offering and its other proposed debt refinancing transactions on terms that will permit PHI to reduce its short-term debt and otherwise meet its objectives; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in the credit ratings of PHI; changes in PHI’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of PHI to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in PHI’s filings with the U.S. Securities and Exchange Commission. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all.

Additional factors or risks that we currently deem immaterial, that are not presently known to us, that arise in the future or that are not specific to us could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. PHI undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Further, we may make changes to our plans at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Supplemental Disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.

Date: June 18, 2018	By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Chief Financial Officer and Secretary